                                             Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Nextdoor Holdings, Inc. of our reports dated February 27, 2024, with respect to the consolidated financial statements of Nextdoor Holdings, Inc., and the effectiveness of internal control over financial reporting of Nextdoor Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Mateo, California
February 27, 2024